                                                                     EXHIBIT 4.6

                               USWeb Corporation

                                SIGNING WARRANT

                                 SUMMARY SHEET


     Unless otherwise defined in this Summary Sheet, the terms defined in the USWeb Corporation ("Company") Common Stock Purchase Warrant dated
                                                                 ---------------
(the "Warrant") shall have the same meanings in this Summary Sheet.

     I.   HOLDER
          ------

          Name:
               -----------------------------------
          Address:
                  --------------------------------

                  --------------------------------

     II.  GRANT OF WARRANT
          ----------------

          You have been granted the following rights to purchase Common Stock of the Company subject to the terms of the Warrant attached hereto:

          Warrant Shares:
                                        -----------------------------------
          Date of Grant:
                                        -----------------------------------
          Exercise Price per Share:
                                        -----------------------------------
          Total Exercise Price:
                                        -----------------------------------

          Expiration Date:              The earlier of (i) five years from Date
                                        of Grant or (ii) acquisition of the
                                        Company (if the acquiring company does
                                        not assume the Warrant).


III. VESTING SCHEDULE
     ----------------

          So long as the holder of the warrant continues to be (i) an owner, employee or affiliate of a Company Affiliate, (ii) an employee and/or shareholder of the Company, or (iii) a successor in interest to a Company Affiliate, this Warrant will vest at the following rate:

          On [one year anniversary of Grant Date] as to [25% of Warrant Shares];
                                                         ---------------------
and

          On the last day of each subsequent month as to [1/48 of Warrant
                                                          ---------------
Shares].
------

          However, (i) this Warrant may not be exercised for vested shares until the Company's initial public offering (the "IPO"), if any, or an acquisition of the Company; and (ii) no Warrant Shares acquired upon exercise of the Warrant may be sold until 180 days after an IPO.
       ----

     THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAWS, AND NO INTEREST THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT (I) AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (II) AN OPINION OF COUNSEL FOR THE HOLDER THAT SUCH REGISTRATION IS NOT REQUIRED OR (III) RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED.


NO.                            USWEB CORPORATION                         ,  1996
   ----------                                              --------------

                         COMMON STOCK PURCHASE WARRANT


     This certifies that, for value received,                    (together with
                                             --------------------
any registered assignee(s), the "Holder") is entitled, upon the terms and subject to the conditions hereinafter set forth, at such times after the date hereof as are set forth below, to acquire from USWeb Corporation, a Utah corporation (the "Company"), in whole or from time to time in part, up to fully paid and nonassessable shares of Common Stock of the Company
--------------
("Warrant Stock") at a purchase price per share (the "Exercise Price") of
            .  Such number of shares, type of security and Exercise Price are
------------
subject to adjustment as provided herein, and all references to "Warrant Stock" and "Exercise Price" herein shall be deemed to include any such adjustment or series of adjustments.

     1.   TERM

          (a) Commencement of Exercisability.  The Warrant is exercisable
              ------------------------------
according to the schedule set forth in Section 2 hereof.

          (b) Termination and Expiration.  If not earlier exercised, the Warrant
              --------------------------
shall expire on the fifth anniversary of the date hereof (the "Expiration
Time").

          (c) Exception in Event of Change in Control or Acquisition of the
              -------------------------------------------------------------
Company.  Notwithstanding the foregoing, the Warrant shall terminate, if not
-------
earlier exercised, in the event of an acquisition of the Company, unless assumed by the acquiring entity. In the event the Company is proposed to be acquired in a bona fide transaction (the "Acquisition") (i.e., not a mere recapitalization, reincorporation for the purpose of changing corporate domicile, or similar transaction), regardless of the form of the transaction (e.g., merger, consolidation, sale or lease of assets or sale of stock), the Company shall give the Holder not less than fifteen (15) business days' notice of the effective date of such Acquisition; if the Warrant is otherwise exercisable at such time, then the Holder shall have the right to exercise same on or prior to the record date of shareholders eligible to vote (or otherwise approve) with respect to the proposed Acquisition; if the Warrant is not exercised on or prior to such record date, the Warrant shall expire upon the occurrence of the closing of the Acquisition, unless assumed by the acquiring entity.

     2.   EXERCISE OF WARRANT

          (a) Vesting Schedule.  This Warrant shall vest over time according to
              ----------------
the following schedule (the "Vesting Schedule"), so long as the Holder continues to be (i) an owner, employee or affiliate of a Company Affiliate, (ii) an employee and/or shareholder of the Company, or (iii) a successor in interest to a Company

Affiliate: (i)          shares of Warrant Stock shall vest on           , 1997;
              ----------                                     -----------
and (ii)             additional shares of Warrant Stock shall vest on or after
        -------------
the last day of each subsequent month.

          (b) Exercisability Event.  This Warrant shall become exercisable as to
              --------------------
any or all vested shares upon the earlier to occur of (and may not be exercised for any such vested shares until) (i) the effective date of the initial public offering (the "IPO") of the Company's Common Stock pursuant to a registration statement on Form S-1 or Form SB-2 (or similar or successor form) under the Securities Act of 1933, as amended (the "1933 Act") or (ii) the effective date of an Acquisition; provided that in each such case the Holder is a franchisee of
                   -------------
the Company at such time and has been since the date hereof. If the Holder ceases to be a franchisee of the Company, other than because of Holder's death, then the Holder may exercise the Warrant for any or all vested Shares at any time within 90 days from the date of termination. If the Holder dies while a franchisee, the Warrant may be exercised at any time within 90 days of the date of death by the Holder's estate or by a person who acquires the right to exercise the Warrant by bequest or inheritance.

          (c) Mechanics of Exercise.  The purchase rights represented by this
              ---------------------
Warrant are exercisable by the Holder according to Sections 2(a) and 2(b) above, in whole in part, prior to the Expiration Time by the surrender of this Warrant and the Notice of Exercise form attached hereto duly executed to the headquarters office of the Company at the address set forth on the signature page hereof (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), and upon payment of the Exercise Price for the shares thereby purchased (by cash or by check or bank draft payable to the order of the Company or by cancellation of indebtedness of the Company to the Holder, if any, at the time of exercise in an amount equal to the purchase price of the shares thereby purchased); whereupon the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock so purchased, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so exercised.

     3.   NET EXERCISE OF WARRANT

     The Holder shall have the right to exercise this Warrant, in whole or in part, at or prior to the Expiration Time according to Sections 2(a) and 2(b) above by the surrender of this Warrant and the Notice of Net Exercise form attached hereto duly executed to the headquarters office of the Company at the address set forth on the signature page hereof (or such other office or agency of the Company as it may designate by notice in writing to the Holder at the address of such Holder appearing on the books of the Company), into shares of Warrant Stock as provided in this Section 3 (the "Net Exercise Right"). Upon exercise of this right, the Holder shall be entitled to receive that number of shares of the Company's Common Stock computed by using the following formula:

                              Y = X (A-B)/A
        Y = the number of shares of Common Stock to be issued to the Holder.

        A = the Fair Market Value (as defined below) of one share of the Company's Common Stock on the date of exercise of this Warrant.

        B = the Exercise Price for one share of the Company's Common Stock under this Warrant.

        X = the number of shares of Common Stock purchasable under this Warrant.

     If the above calculation results in a negative number, then no shares of Warrant Stock shall be issued or issuable upon exercise of this Warrant.

     "Fair Market Value" of a share of Warrant Stock shall mean:

          (a) if the Net Exercise Right is being exercised in connection with the IPO, the IPO price per share (before deducting commissions, discounts or expenses) at which the Common Stock is sold to the public in such IPO;

          (b) if the Net Exercise Right is being exercised in connection with an Acquisition, the price per share to be paid to the holders of the Company's Common Stock by the acquiring entity;

          (c) in all other cases, the fair value as determined in good faith by the Company's Board of Directors.

     Upon exercise of this Warrant in accordance with this Section 3, the Holder hereof shall be entitled to receive a certificate for the number of shares of Warrant Stock determined in accordance with the foregoing, and a new Warrant in substantially identical form and dated as of such exercise for the purchase of that number of shares of Warrant Stock equal to the difference, if any, between the number of shares of Warrant Stock subject hereto and the number of shares of Warrant Stock as to which this Warrant is so exercised.

     4.   ISSUANCE OF SHARES; NO FRACTIONAL SHARES OR SCRIP

     Certificates for shares purchased hereunder or issuable upon exercise hereof shall be delivered to the Holder within a reasonable time after the date on which this Warrant shall have been exercised in accordance with the terms hereof. The Company hereby represents and warrants that all shares of Warrant Stock which may be issued upon the exercise of this Warrant will, upon such exercise be duly and validly authorized and issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issuance thereof (other than liens or charges created by or imposed upon the Holder of the Warrant Stock). The Company agrees that the shares so issued shall be and shall for all purposes be deemed to have been issued to such holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been exercised in accordance with the terms hereof. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon the exercise of this Warrant, an amount equal to such fraction multiplied by the Fair Market Value of a share of Warrant Stock on the date of exercise shall be paid in cash or check to the Holder.

     5.   CHARGES, TAXES AND EXPENSES

     Issuance of certificates for shares of Warrant Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be borne by the Holder, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder provided, however, that in the event certificates for shares of Warrant Stock are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder.

     6.   NO RIGHTS AS SHAREHOLDERS

     This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof.

     7.   COMPANY'S RIGHT OF FIRST REFUSAL

     Before any Warrants or Common Stock (the "Exercised Shares") held by the Holder or any transferee may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase them on the terms and conditions set forth in this Section (the "Right of First Refusal").

          (a) Notice of Proposed Transfer.  The Holder shall deliver to the
              ---------------------------
Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Warrants or Exercised Shares, as the case may be; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Warrants or Exercised Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Warrants or the Exercised Shares (the "Offered Price"), and the Holder shall offer the Warrants or the Exercised Shares at the Offered Price to the Company or its assignee(s).

          (b) Exercise of Right of First Refusal.  At any time within 30 days
              ----------------------------------
after receipt of the Notice, the Company or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Warrants or Exercised Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

          (c) Purchase Price.  The purchase price ("Purchase Price") for the
              --------------
Warrants or Exercised Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

          (d) Payment.  Payment of the Purchase Price shall be made in cash (by
              -------
check) within 45 days of receipt of the Notice.

          (e) Holder's Right to Transfer.  If all of the Warrants or Exercised
              --------------------------
Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Warrants or Exercised Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Warrants or Exercised Shares in the hands of such Proposed Transferee. If the Warrants or Exercised Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company or its assignees shall again be offered the Right of First Refusal before any Warrants or Exercised Shares held by the Holder may be sold or otherwise transferred.

          (f) Exception for Certain Transfers.  The Warrant or Exercised Shares
              -------------------------------
may be transferred without the Company being offered the Right of First Refusal in the following transactions; provided that any Transferee shall agree to the terms of this Section 7 as to the Warrant or any Exercised Shares:

                (1) A Holder's transfer of the Warrant or Exercised Shares in whole or in part to the Company.

                (2) A Holder's transfer of the Warrant or Exercised Shares in whole or in part to a person who, at the time of such transfer, is an officer or director of the Company.

                (3) Where the Holder is a corporation, transfer by such corporate Holder of the Warrant or Exercised Shares in whole or in part pursuant to and in accordance with the terms of any merger, consolidation, reclassification of shares or capital reorganization of such corporate Holder, or pursuant to a sale of all or substantially all of the stock or assets by such corporate Holder.

     Any such transfer shall be made upon surrender of this Warrant or Exercised Shares together with the Assignment Form attached hereto properly endorsed.

          (g) Termination of Right of First Refusal.  The Right of First Refusal
              -------------------------------------
shall terminate as to any Warrants or Exercised Shares 90 days after the effective date of the IPO.

     8.   MARKET STAND-OFF AGREEMENT

     The Holder hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any shares of the Company under the 1933 Act, the Holder shall not sell or otherwise transfer, directly or indirectly, or make any agreement to sell or otherwise transfer any shares or other securities of the Company during the 180-day period following the date of the final prospectus contained in a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first registration statement of the Company to become effective under the 1933 Act which includes securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

     9.  EXCHANGE AND REGISTRY OF WARRANT

     This Warrant is exchangeable, upon the surrender hereof by the Holder at the above-mentioned office or agency of the Company, for a new Warrant in substantially identical form and dated as of such exchange. The Company shall maintain at the above-mentioned office or agency a registry showing the name and address of the registered holder of this Warrant. This Warrant may be surrendered for exchange, transfer, or exercise in accordance with its terms, at such office or agency of the Company, and the Company shall be entitled to rely in all respects, prior to written notice to the contrary, upon such registry.

     10.  LOSS, THEFT, DESTRUCTION OR MUTILATION OF WARRANT

     On receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and in case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company will execute and deliver to the Holder, in lieu thereof, a new warrant in substantially identical form, dated as of such cancellation and reissuance.

     11.  SATURDAYS, SUNDAYS AND HOLIDAYS

     If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding business day.

     12.  ADJUSTMENT TO NUMBER AND TYPE OF SECURITIES, EXERCISE PRICE

     The type and number of securities of the Company issuable upon exercise of this Warrant and the Exercise Price are subject to adjustment as set forth below:

          (a) Adjustment for Stock Splits, Stock Dividends, Recapitalizations,
              ----------------------------------------------------------------
Automatic Conversion, etc.  The Exercise Price and the number and type of
--------------------------
securities or other property issuable upon exercise of this Warrant shall be appropriately and proportionately adjusted to reflect any stock dividend, stock split, combination of shares, reclassification, recapitalization, automatic conversion, redemption or other similar event affecting the number or character of outstanding shares of Warrant Stock, so that the number and type of securities or other property issuable upon exercise of this Warrant shall be equal to that which would have been issuable with respect to the number of shares of Warrant Stock subject hereto at the time of such event, had such shares of Warrant Stock then been outstanding.

          (b) Certificate as to Adjustments.  In case of any adjustment in the
              -----------------------------
Exercise Price or number and type of securities issuable on the exercise of this Warrant, the Company will promptly give written notice thereof to the Holder in the form of a certificate, certified and confirmed by an officer of the Company, setting forth such adjustment and showing in reasonable detail the facts upon which adjustment is based.

     13.  NOTICES OF RECORD DATE, ETC.

     In the event of:

          (a) any taking by the Company of a record of the holders of Warrant Stock for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution,

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, or any transfer of all or substantially all the assets of the Company to, or consolidation or merger of, the Company with or into any person,

          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company,

          (d) a sale of substantially all of the outstanding capital stock of the Company or the issuance of new shares representing the majority of the Company's right to vote, or

          (e) the initial public offering of the Company's Common Stock,

then and in each such event the Company will mail to the Holder a notice specifying the record date for voting or the date of closing , as applicable, of any event (a)-(e) above. Such notice shall be delivered to the Holder at least fifteen (15) days prior to the date of the relevant event.

     14.  REPRESENTATIONS AND WARRANTIES

     The Company hereby represents and warrants to the Holder that:

          (a) during the period this Warrant is outstanding, the Company will reserve from its authorized and unissued Warrant Stock a sufficient number of shares to provide for the issuance of Warrant Stock upon the exercise of this Warrant;

          (b) the issuance of this Warrant shall constitute full authority to the Company's officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the shares of Warrant Stock issuable upon exercise of this Warrant;

          (c) the Company has all requisite legal and corporate power to execute and deliver this Warrant, to sell and issue the Warrant Stock hereunder and to carry out and perform its obligations under the terms of this Warrant; and

          (d) all corporate action on the part of the Company, its directors and shareholders necessary for the authorization, execution, delivery and performance of this Warrant by the Company, the authorization, sale, issuance and delivery of the Warrant Stock as provided herein and the performance of the Company's obligations hereunder has been taken;

     15.  GOVERNING LAW

     This Warrant shall be governed by and construed in accordance with the laws of the State of California.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by a duly authorized officer.

Dated:        , 1996                   USWEB CORPORATION
      --------

                              By:
                                 -----------------------------------------------

                              Title:
                                    --------------------------------------------

                              NOTICE OF EXERCISE


To:  USWeb Corporation

     (1) The undersigned hereby elects to purchase              shares of Common
                                                  --------------
Stock of USWeb Corporation pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price in full.

     (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                              --------------------------------------------------
                              (Name)

                              --------------------------------------------------

                              --------------------------------------------------
                              (Address)


                              --------------------------------------------------
                              (Social Security Number)

     (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.


------------------            --------------------------------------------------
     (Date)

                            NOTICE OF NET EXERCISE


To:  USWeb Corporation

     (1) The undersigned hereby elects to exercise that portion of the attached
Warrant representing the right to purchase         shares of Common Stock and
                                          ---------
thereby acquire such number of shares of Common Stock of USWeb Corporation as is determined pursuant to Section 3 of such Warrant, which exercise shall be effected pursuant to the terms of the attached Warrant.

     (2) Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:


                              --------------------------------------------------
                              (Name)

                              --------------------------------------------------

                              --------------------------------------------------
                              (Address)


                              --------------------------------------------------
                              (Social Security Number)

     (3) The undersigned represents that the aforesaid shares are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares, except in compliance with applicable federal and state securities laws.


 -----------------            --------------------------------------------------
     (Date)

                                ASSIGNMENT FORM


(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)



     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to


--------------------------------------------------------------------------------
                                (Please Print)

whose address is
                ----------------------------------------------------------------
                                (Please Print)


     Dated:
           -------------------------------------------------

     Holder's Signature:
                        ------------------------------------

     Holder's Address:
                      --------------------------------------

                      --------------------------------------

Guaranteed Signature:
                     ---------------------------------------

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

NOTE: Assignment of this Warrant may be made only in compliance with the Company's right of first refusal set forth in Section 7 of the Warrant.